Exhibit Sub-Item 77Q1(e)
Name of Registrant: Hartford HLS Series Fund II, Inc.
File No. 811-04615

Sub-Item 77Q1(e): Copies of any new or amended Registrant investment advisory contracts:

We hereby incorporate by reference the following agreements which were filed during the period:

1. Investment Sub-Advisory Agreement with Kayne, Anderson, Rudnick Investment Management, LLC filed as Exhibit Item 23 d.(x) in the SEC filing on April 26, 2006 under Conformed Submission Type 485BPOS for Hartford HLS Series Fund II, Inc., CIK 0000790558, accession number 0001047469-06-005720.

2. Investment Sub-Advisory Agreement with Metropolitan West Capital Management, LLC filed as Exhibit Item 23 d.(xi) in the SEC filing on April 26, 2006 under Conformed Submission Type 485BPOS for Hartford HLS Series Fund II, Inc., CIK 0000790558, accession number 0001047469-06-005720.

3. Investment Sub-Advisory Agreement with SSgA Funds Management Inc. filed as Exhibit Item 23 d.(xii) in the SEC filing on April 26, 2006 under Conformed Submission Type 485BPOS for Hartford HLS Series Fund II, Inc., CIK 0000790558, accession number 0001047469-06-005720.